F1: Wexford Capital LLC ("Wexford Capital") is an investment advisor for the following entities: (i) Wexford Spectrum Investors LLC, (ii) WI Software Investors, LLC, (iii) Solitair Corp., and (iv) Taurus Investors LLC (the "Stockholders"). In addition, all of the directors of Solitair Corp. are members of Wexford Capital. The Stockholders each owns the shares of preferred stock set forth opposite their names on Table 1 on the previous page. Wexford Capital, by reason of its status as investment advisor to the Stockholders and its control over the Board of Directors of Solitair Corp., may be deemed to own beneficially all of the common stock of which the Stockholders possess beneficial ownership. The reporting person disclaims beneficial ownership of the securities reported hereby, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for purposes of Rule 16(a)-3(a) promulgated under the Securities Act of 1934 or for any other purpose.




ATTACHMENT TO FORM 3:


Name of Designated Filer:                  WEXFORD CAPITAL LLC

Name of Joint Filers:                      Charles E. Davidson
                                           Joseph M. Jacobs

Address of Joint Filers:                   c/o Wexford Capital LLC
                                           411 West Putnam Avenue
                                           Greenwich, CT 06830

Date of Event Requiring Filing:            July 10, 2003

Issuer Name and Ticker or Trading Symbol:  Adelphia Communications Corp. / ADELQ


/s/ Charles E. Davidson                    July 10, 2003
-----------------------                    -------------
Charles E. Davidson                        Date


/s/ Joseph M. Jacobs                       July 10, 2003
--------------------                       -------------
Joseph M. Jacobs                           Date


** Signature of Reporting Person

(F2) Mr. Davidson is chairman and a managing member of Wexford Capital and Mr. Jacobs is the president and a managing member of Wexford Capital. Each of Messrs. Davidson and Jacobs disclaims beneficial ownership of the securities owned by Wexford Capital for purposes of Rule 16(a)-3(a) promulgated under the Securities Act of 1934 or for any other purpose.